CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 27, 2013 relating to the financial statements and financial highlights which appear in the April 30, 2013 annual reports to shareholders of Invesco Energy Fund, Invesco Gold & Precious Metals Fund, Invesco Technology Fund, Invesco Dividend Income Fund (formerly known as Invesco Utilities Fund), Invesco Technology Sector Fund, Invesco American Value Fund (formerly known as Invesco Van Kampen American Value Fund), Invesco Comstock Fund (formerly known as Invesco Van Kampen Comstock Fund), Invesco Mid Cap Growth Fund (formerly known as Invesco Van Kampen Mid Cap Growth Fund), Invesco Small Cap Value Fund (formerly known as Invesco Van Kampen Small Cap Value Fund) and Invesco Value Opportunities Fund (formerly known as Invesco Van Kampen Value Opportunities Fund), ten portfolios within the AIM Sector Funds (Invesco Sector Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 22, 2013